Exhibit 99.1
Ambac Financial Group to Acquire Leading Supplemental Health Program Manager ArmadaCare

Acquisition follows closing of sale of Ambac’s legacy financial guarantee businesses and completion of Ambac’s transformation into a pure-play MGA and specialty insurance platform

Addition of leading supplemental health insurance program manager significantly strengthens Ambac’s market position, propels growth trajectory, and accelerates specialty insurance distribution strategy

Transaction expected to be accretive to Ambac shareholders in 2026

Ambac to hold investor call at 8:30am ET to provide an update on its strategic plan and go-forward priorities

NEW YORK, September 29, 2025—Ambac Financial Group, Inc. (“Ambac”) (NYSE: AMBC), an insurance holding company, today announced it has entered into a definitive agreement to acquire ArmadaCare, a leading supplemental health insurance program manager, from SiriusPoint Ltd. (“SiriusPoint”) (NYSE: SPNT) for $250 million.

Headquartered in Hunt Valley, Maryland, ArmadaCare specializes in innovative supplemental health and workplace benefit products tailored to employer needs. ArmadaCare’s unique insurance benefits complement primary healthcare plans and give companies the extra edge they need to compete for talent. The strategic combination will materially accelerate the growth and scale of Ambac’s distribution platform, strengthen specialty product diversification, and expand relationships with distribution and capacity partners.

“The addition of ArmadaCare materially accelerates the growth and scale of our distribution platform, strengthens specialty product diversification, and expands relationships with distribution and capacity partners,” said Ambac President and Chief Executive Officer Claude LeBlanc. “Led by CEO Ed Walker, the ArmadaCare team has a proven track record of building a successful business with exceptional leadership and a clear vision of how to compete and succeed in their niche market. We are pleased to welcome them to the Ambac family as a highly valuable addition to our platform.”

Ed Walker, Chief Executive Officer of ArmadaCare, said, “We could not be more excited to join the Ambac family of MGAs. Ambac’s commitment to empowering their MGAs, coupled with our deep relationships with long-term underwriting partners, will fuel the continued growth and future success of our business and further establish our position as a leading health insurance solutions provider.”

Scott Egan, Chief Executive Officer of SiriusPoint, added, “We are delighted to continue our long-term capacity agreement with Armada and look forward to the team continuing to drive strong underwriting performance for our Accident and Health segment. We wish the team well for an exciting new chapter under the ownership of Ambac.”

Compelling Strategic & Financial Rationale

•Diversifying Distribution Business with Non-Correlated Market: This transaction expands Ambac’s presence in the attractive Accident & Health sector while further broadening its distribution platform across products and business lines in markets that are non-correlated, enhancing resilience and growth potential.

•Differentiated Business Model with Sustainable Moat: ArmadaCare’s white-glove service and deep regulatory expertise deliver a premium, differentiated offering that drives superior retention and creates a durable competitive advantage over low-cost alternatives.
•Deeply Integrated Carrier Relationships, Based on Long-Term Track Record of Performance: ArmadaCare will continue its valued partnership with current capacity providers, including through a new five-year commitment with SiriusPoint.
•Complementary Capabilities with Revenue Synergy Opportunities: ArmadaCare offers a highly complementary product offering to Ambac’s existing A&H businesses, providing a strong distribution network with direct C-suite access, bringing significant cross-sell opportunities.
•Strengthens Financial Profile: The transaction is expected to materially accelerate Ambac’s path toward its 2028 EBITDA targets and become accretive to Ambac shareholders by 2026, delivering clear and measurable value creation.

Transaction Details

Under the terms of the agreement, Ambac has agreed to acquire ArmadaCare from SiriusPoint for $250 million. Ambac expects to finance the transaction through a combination of cash on hand and newly issued debt, comprising a $120M commitment by Truist Bank for a new $100M Term Loan A and $20M revolving credit facility. Upon completion of the transaction, Walker will continue to lead the health insurance business alongside his full management team.

The transaction has been approved by the boards of both companies and is subject to the satisfaction of customary closing conditions and customary regulatory approvals. The transaction is not subject to a financing out and is expected to close in the fourth quarter of 2025.

Advisors

Truist Securities, Inc., UBS, and BMS Capital Solutions acted as Ambac’s financial advisors, and Norton Rose Fulbright served as legal counsel. Truist Bank and Truist Securities, Inc. are serving as the sole administrative agent and sole arranger, respectively, for the financing.

Jefferies is acting as financial advisor and Paul Hastings LLP is acting as legal advisor to SiriusPoint.

Strategic Update

Ambac will host a conference call and online webcast at 8:30 a.m. ET on September 30, 2025, to provide an update on the implementation of strategic priorities and go-forward strategic direction, as the company looks to scale its pure-play specialty insurance platform.

Ambac’s Chief Executive Officer Claude LeBlanc, Chief Financial Officer David Trick, and Cirrata Group President Naveen Anand will discuss today’s announcement, the recent sale of Ambac’s legacy financial guarantee business, and the execution of the strategic initiatives outlined in the 120-day plan discussed during the company’s second quarter earnings call.

A live audio webcast of the call will be available through the Investor Relations section of Ambac’s website, https://ambac.com/investor-relations/events-and-presentations/. Participants may also listen via telephone by dialing (877) 407-9716 (Domestic) or (201) 493-6779 (International). A replay of the call will be available through October 14, 2025, by dialing (844) 512-2921 (Domestic) or (412) 317-6671 and using ID# 13756200.

About Ambac

Ambac Financial Group, Inc. (“Ambac” or “AFG”) is an insurance holding company headquartered in New York City. Ambac consists of a diverse mix of specialty insurance underwriting and distribution businesses in the U.S. and U.K. Ambac’s common stock trades on the New York Stock Exchange under the symbol “AMBC”. For more information, please go to www.ambac.com.

About ArmadaCare

A leading insurance program manager, ArmadaCare delivers uncommon health insurance solutions designed to enhance ordinary health benefits. With the steadfast belief that health insurance should be better, ArmadaCare’s plans fill voids in coverage for routine and unexpected healthcare expenses, offer valuable health and productivity support services, and invite usage with modern conveniences and people-first service. The result gives our clients the edge they need to retain, recruit, and reward key talent. Learn more at www.ArmadaCare.com.

About SiriusPoint

SiriusPoint is a global underwriter of insurance and reinsurance providing solutions to clients and brokers around the world. Bermuda-headquartered with offices in New York, London, Stockholm and other locations, we are listed on the New York Stock Exchange (SPNT). We have licenses to write Property & Casualty and Accident & Health insurance and reinsurance globally. Our offering and distribution capabilities are strengthened by a portfolio of strategic partnerships with Managing General Agents and Program Administrators. With $2.8 billion total capital, SiriusPoint’s operating companies have a financial strength rating of A- (Excellent) from AM Best, S&P and Fitch, and A3 from Moody’s. For more information. please visit www.siriuspt.com.

Forward Looking Statements

In this press release, statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “project,” “plan,” “believe,” “anticipate,” “intend,” “planned,” “potential,” and similar expressions, or future or conditional verbs such as “will,” “should,” “would,” “could,” and “may,” or the negative of those expressions or verbs, identify forward-looking statements. We caution readers that these statements are not guarantees of future performance. Forward-looking statements are not historical facts but instead represent only our beliefs regarding future events, which may by their nature be inherently uncertain and some of which may be outside our control. These statements may relate to plans and objectives with respect to the future, among other things which may change. We are alerting you to the possibility that our actual results may differ, possibly materially, from the expected objectives or anticipated results that may be suggested, expressed or implied by these forward-looking statements. Important factors that could cause our results to differ, possibly materially, from those indicated in the forward-looking statements include, among others, those discussed under “Risk Factors” in our most recent SEC filed quarterly or annual report.

Any or all of management’s forward-looking statements here or in other publications may turn out to be incorrect and are based on management’s current belief or opinions. Ambac Financial Group’s (“AFG”) and its subsidiaries’ (collectively, “Ambac” or the “Company”) actual results may vary materially, and there are no guarantees about the performance of Ambac’s securities. Among events, risks, uncertainties, or factors that could cause actual results to differ materially are: (1) the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the purchase agreement by and among Ambac and certain affiliates (the “Purchaser”) and SiriusPoint and certain affiliates; (2) the outcome of any legal proceedings that may be instituted against one or more parties to the transaction; (3) the failure to obtain, or a delay in receiving, necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction) or to satisfy any of the other conditions to the transaction on a timely basis or at all; (4) the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (5) diversion of management’s attention from ongoing business operations and opportunities; (6) potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; (7) the ability of the parties to consummate the transaction and the timing of the transaction; and (8) other risks and uncertainties identified in our most recent SEC filed quarterly or annual report, as well as risks and uncertainties that have not been identified at this time.

CONTACTS

Investors:
ir@ambac.com

Media:
Kate Smith
Director, Corporate Communications
(212) 208-3452
ksmith@ambac.com
Source: Ambac Financial Group, Inc.

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